THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES, UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND THE STATUTES AND RULES PROMULGATED THEREUNDER.

CMG HOLDINGS GROUP, INC.

13% SENIOR SECURED CONVERTIBLE EXTENDIBLE NOTE

No. 1

$725,000 Dated:  April 1, 2010

FOR VALUE RECEIVED, CMG Holdings Group, Inc., a Nevada corporation (hereinafter referred to as the “Company”), hereby promises to pay to CMGO Investors, LLC or its successors (hereinafter referred to as “Holder”) the principal sum of $725,000 in lawful money of the United States of America, plus interest on the unpaid principal balance calculated from the date hereof in accordance with the provisions of this Promissory Note and the Note Purchase Agreement (as defined below) plus the additional percentage of the principal amount, if any, as set forth herein (this “Note”).

This Note is one of a series of 13% senior secured convertible extendible promissory notes (herein called this “Notes”) in the aggregate principal amount of up to $2,500,000 issued pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”) between the Company and the Purchaser named therein, as of even date herewith, and the Holder is entitled to the benefits and subject to the restrictions thereof.  Each Note shall be on a parity with, and entitled to the same rights and benefits as, each other Note.  The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  All capitalized terms used but not defined in this Note shall have the meaning given to such term in the Note Purchase Agreement.

ARTICLE 1. Maturity Date/Prepayment Date.  The entire principal amount of this Note, together with the applicable amount owed pursuant to clause (c) of the definition of Applicable Accrued Value contained in the Note Purchase Agreement and all accrued but unpaid interest thereon, shall be due and payable in full on the Maturity Date or, as the case may be, on any prepayment date pursuant to Section 2.4(b) of the Note Purchase Agreement; provided that, so long as there is no continuing Event of Default, the Company may in its sole discretion extend the Maturity Date for a period of three months by paying the Holders an extension fee equal to 5% of the principal amount of the outstanding Notes.

ARTICLE 2. Payment of Interest.  Interest on the unpaid principal of this Note shall accrue at a rate equal to the Applicable Interest Rate and shall be payable on each Interest Payment Date.  If an Event of Default pursuant to Section 6.1 of the Note Purchase Agreement shall have occurred and be continuing, this Note shall bear interest at the rate per annum equal to 18%.  Interest shall be computed on the actual number of days elapsed and a 360-day year, and accrued interest shall be payable in arrears on a calendar quarterly basis.

ARTICLE 3. Ranking; Security.  The Notes rank senior in right of payment with all Indebtedness of the Company, whether currently existing or issued in the future.  The Notes are secured by a security interest in all of the assets of the Company and the Subsidiaries as evidenced by the Security Agreement and Security Documents.

ARTICLE 4. Conversion.  The Holder may convert this Note into fully paid and nonassessable shares of Common Stock of the Company at any time after the Maturity Date at an initial conversion price of $0.10 per share, subject to adjustment pursuant to Section 2.6 of the Note Purchase Agreement.  To determine the number of shares issuable upon conversion of this Note, divide the principal amount and accrued but unpaid interest to be converted by the conversion price in effect on the Conversion Date.  In connection with the conversion of Notes, no fractions of shares of Common Stock shall be issued, but the Company shall, with respect to any fractional interest:  (i) pay cash with respect to the Market Price of such fractional share; or (ii) round up to the next whole share of Common Stock.

ARTICLE 5. Payment; Transfer; Replacement.

Section 5.1 Principal and interest shall be paid to Holder by check or wire transfer of immediately available funds to the Purchaser at such address or to such account as the Purchaser specifies in writing to the Company at least five Business Days before such payment is to be made, without the presentation or surrender of this Note or the making of any notation thereon.  If an Interest Payment Date shall fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable on any principal so extended for the period of that extension.  This Note is subject to transfer restrictions as provided in the Note Purchase Agreement.  Payments pursuant to this Section 5.1 are subject to a 10-day grace period as provided herein and in the Note Purchase Agreement.

Section 5.2 Upon receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Note, and in the case of any such loss, theft, or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of mutilation of this Note, upon surrender and cancellation of the Note, the Company shall execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of this Note.

ARTICLE 6. Covenants.  The Company shall be subject to the covenants contained in the Note Purchase Agreement.

ARTICLE 7. Events of Default.  If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

ARTICLE 8. Expenses of Enforcement.  The Company agrees to pay all reasonable fees and expenses incurred by the Holder in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations, collection or protection of Holder’s rights in connection with this Note or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Holder.

ARTICLE 9. Amendment and Waiver.  The provisions of this Note may not be modified, amended or waived except as provided in the Note Purchase Agreement.

ARTICLE 10. Remedies Cumulative.  No remedy herein conferred upon Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or at equity.

ARTICLE 11. Remedies Not Waived.  No course of dealing between the Company and the Holder or any delay on the part of the Holder or Company in exercising any of their respective rights hereunder shall operate as a waiver of any such right.

ARTICLE 12. Headings.  The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

ARTICLE 13. Severability.  If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part shall remain in full force and effect to the extent not held invalid or unenforceable.

ARTICLE 14. Cancellation.  After all the principal and accrued interest at any time owed on this Note have been finally, fully and indefeasibly paid in full or this Note has been converted, this Note shall be surrendered to the Company for cancellation.

ARTICLE 15. Maximum Legal Rate.  If at any time the interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate will be reduced to the maximum rate permitted by law.

ARTICLE 16. Notices.  Any notice required to be given in writing shall be deemed duly served when made in accordance with the Note Purchase Agreement.

ARTICLE 17. Waiver of Jury Trial.  The Holder and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note and/or the transactions contemplated hereunder.

ARTICLE 18. Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the Company has executed and delivered this Promissory Note as of the date first written above.

CMG HOLDINGS GROUP, INC. By: Name: Title

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